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Exhibit 10.9

TELSTRA EUROPE LIMITED

And

VISTULA LIMITED

PREFERRED PARTNER AGREEMENT

Ref: MG/13.11.01
Telstra Europe Limited
7th Floor
3 Finsbury Square
London, EC2A 1AE

AGREEMENT

DATE: 16/DEC/2003

PARTIES

TELSTRA EUROPE LIMITED 7th Floor 3 Finsbury Square London EC2A 1AE	("Telstra")
VISTULA LIMITED 40 Portman Square London W1H 9LT	("Vistula")

Introduction

  A.
  Vistula is a provider of telecommunications consultancy services to corporate customers.

  B.
  Telstra is an electronic communications provider serving corporate customers.

  C.
  Vistula and Telstra have agreed to enter into a strategic partnership for Vistula to introduce potential new customers to Telstra on the terms and conditions set out herein.

Agreement Terms

1      Interpretation

In this Agreement:

1.1
a reference to this Agreement includes all its parts described in clause 1.1, and includes any amendment to or replacement of them;

(a)
a reference to a statute, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(b)
the singular includes the plural, and vice versa;

(c)
"includes", "including", "for example", "such as" and similar terms are not used, and are not to be interpreted as, words of limitation;

(d)
unless otherwise indicated, a reference to a day is to a calendar day.

2      Definitions

  Business Day—means any day other than a Saturday, Sunday or recognised public holiday in England and Wales.

  Customer—a person introduced by Vistula to Telstra who enters into an Agreement with Telstra for the provision by Telstra of Telstra Services.

  Start Date—means the date hereof.

  Telstra Services—means telecommunication services offered by Telstra from time to time.

3      Appointment

3.1
Telstra hereby appoints Vistula as its agent with the non-exclusive right to market and offer Telstra Services to persons with effect from the Start Date.

3.2
It is the party's intention that this should be an exclusive arrangement in relation to the types of customers and the fee structure set out herein. Therefore, in the event that not less than three Customers enter into contracts with Telstra for Telstra Services as anticipated within 180 days of the date hereof, and during such time, the parties agree the collateral required to enable Vistula to offer Telstra Services to potential customers, Telstra shall not appoint any other "Preferred Partners" nor offer to appoint agents on similar terms to the terms set out herein for a period of 12 months from the date on which the third of the three prospects required within the period set out above enters into an agreement with Telstra.

4      Duties of Vistula

During the continuance of this Agreement, Vistula will:

(a)
act diligently and in good faith in all its dealings with Telstra and any Customer or potential Customer;

(b)
use its reasonable endeavours to promote and market Telstra Services;

(c)
observe all directions and instructions given by Telstra relating to the promotion and marketing of Telstra Services;

(d)
provide such information as Telstra may reasonably require;

(e)
comply with all relevant laws relating to the promotion and marketing of telecommunication services

(f)
always give Telstra the first opportunity to provide telecommunication services to any potential Customer and Vistula explicitly acknowledges that in the event that it acts as an introductory agent for any other telecommunications provider, no further commissions will be due hereunder. For the avoidance of doubt, this provision does not prevent Vistula providing its own switched telecommunication services via its own apparatus.

5      Prohibitions on Vistula

During the continuance of this Agreement, Vistula will not:

(a)
pledge the credit of Telstra in any way or bind or attempt to bind it by contract or otherwise, or make any promises, representations, warranties or guarantees in respect of the Telstra Services except those expressly authorised by Telstra in writing;

(b)
hold itself out as being Telstra or having the authority to commit Telstra to enter into any agreement of any kind with anyone on its behalf;

(c)
make any representation, guarantee, warranty or promises about the terms of the supply of service to Customers by Telstra;

(d)
make any warranty or representation about Telstra unless authorised to do so in writing;

(e)
conduct itself in such a manner or do anything which may in Telstra's opinion be detrimental to the reputation of Telstra;

(f)
use any advertising, promotional or selling materials in relation to the Telstra Services save for those supplied or approved by Telstra.

6      Telstra's duties and rights

6.1
Telstra shall act diligently and in good faith in its dealings with Vistula.

6.2
The entering into of a contract with a Customer to supply Service shall be solely at the discretion of Telstra.

6.3
Telstra shall provide Vistula with such commercial, technical and marketing collateral and other support and materials as may be reasonably requested by Vistula in order to assist Vistula in its marketing of the Telstra Services.

6.4
Telstra shall act diligently and in good faith in its dealings with any potential Customers introduced to Telstra by Vistula.

7      Intellectual Property

Telstra shall have no right to use any intellectual property of Telstra, save in materials agreed in writing with Telstra.

8      Fees

8.1
Vistula shall be entitled to receive fees based on sums invoiced and received by Telstra from Customers. The fees payable shall calculated and payable as set out in Schedule 1.

8.2
All amounts invoiced by the Agent shall include VAT as relevant.

8.3
Without prejudice to any other rights and remedies Telstra may have, Telstra shall be entitled to deduct from or set off against any debts or other sums whatsoever owed by Vistula to Telstra.

8.4
It is the parties' intention to negotiate a "buy-out" arrangement whereby at certain periods in time, if certain targets have been met Telstra may offer to acquire or Vistula may compel Telstra to acquire future commissions otherwise payable in accordance with an agreed formula.

9      Liability

9.1
Each party's liability to the other shall be limited to £500,000 for any event or series of connected events or £1,000,000 in any twelve (12) month period. This limitation shall not apply to any obligation to pay for Services provided or to be provided hereunder.

9.2
Neither party shall have any liability to the other in contract, tort, including negligence or breach of statutory duty or otherwise for loss of revenue, profits, anticipated savings, business or otherwise for consequential or indirect loss.

9.3
Nothing shall serve to limit Telstra's liability in respect of death or personal injury.

9.4
The provisions of this Clause 8 shall continue to apply notwithstanding termination of this Agreement.

10    Term and Termination

10.1
This Agreement shall continue from Start Date for a minimum period of 5 years and thereafter unless terminated by either party on not less than 1 year's written notice to the other provided that any such notice shall not expire until the expiry of any minimum 5 year terms as referred to in Schedule 1.

10.2
Either party may terminate this Agreement forthwith in the event of a material breach of the terms of this Agreement, such breach being capable of remedy, which breach remains unremedied 14 days after notice has been given of such breach.

10.3
Either party may terminate this Agreement forthwith in the event of a material breach of the terms of this Agreement relating to the provision of such Service, where such breach is incapable of remedy.

10.4
Either party may terminate this Agreement in the event that the other is unable to pay its debts, has a receiver, manager, administrator, administrative receiver or similar appointed in respect of any of its assets, undertakings or income, has passed a resolution for its winding-up or has a petition presented to any court for its winding up or for an administration order, or ceases or threatens to cease to trade.

10.5
Any termination of this Agreement will be without prejudice to the accrued rights of the parties up to the date of termination and to the continuation in force of all provisions of this Agreement which expressly or implicitly survive such termination.

10.6
Following termination of this Agreement, no further fees shall be due and payable hereunder.

11    Confidentiality

Confidential Information

11.1
The Agent and Telstra must treat as confidential information:

(a)
the provisions of this Agreement; and

(b)
all information provided by the other party under this Agreement, including without limitation in the case of the Reseller, Telstra's invoices.

Disclosure

11.2
A party must not disclose the other party's confidential information to any person except:

(a)
to employees (which for Telstra includes its' sub-contractors) on a "need-to-know' basis provided those persons first agree to observe the confidentiality of the information;

(b)
to legal and financial advisers;

(c)
with the other party's prior written consent;

(d)
if required by law or the rules of any relevant any stock exchange; or

(e)
if it is in the public domain.

12    General

Notices

12.1
All notices, approvals consents and other communications must be in writing and sent to the addresses or fax numbers for notices specified in the Agreement Details. Notices must not be sent by email unless otherwise provided in this Agreement.

12.2
Notices sent

(a)
by hand are deemed to be received when delivered;

(b)
by post to an address in the UK are deemed to be received by the third Business Day after posting;

(c)
by post to an address outside the UK are deemed to be received by the seventh Business Day after posting;

(d)
by fax are deemed to be received when the sender's fax machine issues a successful transmission report.

Severability

12.3
If any clause or part of any clause is held by the court to be invalid or unenforceable, that clause or part of a clause is to be regarded as having been deleted from this Agreement and this Agreement otherwise remains in full force and effect.

No partnership

12.4
This Agreement is not intended to and does not constitute a partnership or joint venture.

Waiver of rights

12.5
A condition of this Agreement, or a right created by it, may only be waived by a party by giving notice.

12.6
A waiver of a breach of this Agreement does not waive any other breach.

Assignment

12.7
Neither party may assign its rights under this Agreement without the consent in writing of the other, such consent not to be unreasonably withheld.

Force majeure

12.8
Neither party is liable for not performing an obligation in whole or in part, or for not performing it on time (except an obligation to pay money), because of an event beyond that party's reasonable control.

12.9
If an event beyond a party's reasonable control occurs, that party must:

(a)
give the other party notice of the event promptly and an estimate of the non-performance and delay;

(b)
take all reasonable steps to overcome the effects of the event (but this does not require the settlement of industrial disputes or other claims on unreasonable terms); and

(c)
resume compliance as soon as practicable after the event no longer affects either party.

Entire Agreement

12.10
This Agreement constitutes the entire agreement relating to the matters set out herein between Vistula and Telstra.

Governing law

12.11
This Agreement is governed by the laws of England. The parties submit to the non exclusive jurisdiction of the courts of England.

EXECUTED BY THE PARTIES ON THE DAY AND DATE SET OUT ABOVE

Executed	}
For and on behalf of	} /s/	Dave Thorne
TELSTRA EUROPE LIMITED	}
Executed	}
For and on behalf of	} /s/	Adam Bishop
VISTULA LIMITED	}	Adam Bishop Director

SCHEDULE 1

CALCULATION OF FEES DUE AND PAYABLE TO VISTULA LIMITED

The Fees due to Vistula hereunder shall be calculated as follows:

50% of the net-margin generated by each Customer, where margin is calculated is calculated as follows:

  (Number of minutes conveyed × agreed retail price to Customer)
  less
  (Number of minutes conveyed × Telstra wholesale conveyance costs)

The expectation is that all agreements with Customer shall result in not less than a 35% net-margin. In the event that the anticipated margin is less than 35%, Telstra may retain 17.5% of the anticipated margin with the balance being payable to Vistula.

Telstra will calculate the net-margin and thus the fees due within 10 days of the end of each month. Fees will be payable within 20 days (subject to receipt from Vistula of an appropriate VAT invoice).

Deducted from each amount payable will be 3% of the Fees otherwise due as a withholding against bad-debt. At the end of each period of 6 months, the parties will re-calculate the Fees otherwise due, incorporating into the calculation any bad-debt and either the balance will be paid to Vistula within 30 days of the end of each 6 month period, or Vistula will re-imburse Telstra as applicable.

In respect of each Customer, Fees will cease after 5 years and Vistula agrees not to approach or offer to sell telecommunication services (directly or via a third party) any such Customer for a minimum of two years thereafter.

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  Exhibit 10.9
PREFERRED PARTNER AGREEMENT
Agreement Terms